Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the inclusion of our report dated May 12, 2006 on our audit of the financial statements of Marathon Acquisition Corp. as of May 11, 2006 and for the period from April 27, 2006 (inception) through May 11, 2006, in Amendment Number 1 to the Registration Statement (Form S-1 No. 333-134078) to be filed on or about June 29, 2006 and related Prospectus of Marathon Acquisition Corp.

/s/ Eisner LLP

New York, New York

June 29, 2006